UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )
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LIQUIDIA TECHNOLOGIES, INC.

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SUPPLEMENT TO THE DEFINITIVE MERGER PROXY STATEMENT
This is a supplement to the definitive merger proxy statement (the “Supplement”) on Schedule 14A filed by Liquidia Technologies, Inc., a Delaware corporation (“Liquidia Technologies”, “we” or “our”), with the Securities and Exchange Commission (“SEC”) on September 17, 2020 (the “Definitive Merger Proxy Statement”). The information contained on this Schedule 14A is incorporated by reference into the Definitive Merger Proxy Statement. The Definitive Merger Proxy Statement was filed in connection with the special meeting of Liquidia Technolgies stockholders (the “Special Meeting”) to consider and vote upon: (1) a proposal to adopt the Agreement and Plan of Merger, dated as of June 29, 2020, among Liquidia Technologies, RareGen, LLC (“RareGen”), Liquidia Corporation (“HoldCo”), Gemini Merger Sub I, Inc. (“Liquidia Merger Sub”), Gemini Merger Sub II, LLC, and PBM RG Holdings, LLC, pursuant to which we and RareGen will each become a subsidiary of HoldCo, and each share of Liquidia Technologies common stock will be automatically converted into one share of HoldCo common stock (the “Merger Transaction”), and to approve the merger of Liquidia Merger Sub with and into Liquidia Technologies; (2) a proposal to approve the Liquidia Corporation 2020 Long-Term Incentive Plan, effective upon the completion of the proposed Merger Transaction; (3) a proposal to approve the Liquidia Corporation 2020 Employee Stock Purchase Plan, effective upon the completion of the proposed Merger Transaction; (4) ratification of the appointment of PricewaterhouseCoopers LLP as HoldCo’s independent registered public accounting firm for the year ending December 31, 2020; and (5) a proposal to grant discretionary authority to our board of directors to adjourn or postpone the Special Meeting to a later date, if necessary, to solicit additional proxies if there are insufficient votes in favor of Proposals 1, 2, 3 or 4.
On September 8, 2020, Liquidia Technologies received a demand letter, on behalf of a purported stockholder of Liquidia Technologies, challenging the disclosures in the Registration Statement on Form S-4/A filed on September 4, 2020, relating to the Merger Transaction (the “Demand Letter”). Liquidia Technologies denies the allegations in the Demand Letter, and believes the Definitive Merger Proxy Statement disclosed all material information required to be disclosed therein and complies fully with all applicable law. However, solely in order to moot the disclosure claims contained in the Demand Letter, avoid nuisance and possible expense and business delays, and provide additional information to its stockholders, Liquidia Technologies has determined voluntarily to supplement certain disclosures in the Definitive Merger Proxy Statement with the supplemental disclosures set forth below. On October 7, 2020, Liquidia Technologies and each of its directors were named as defendants in a complaint filed in the United States District Court for the Southern District of New York (Bushansky v. Liquidia Technologies, Inc. et al., Case No. 1:20-cv-08368), filed by another purported stockholder of Liquidia Technologies as plaintiff, also challenging the disclosures in the Definitive Merger Proxy Statement related to the Merger Transaction under federal securities laws and seeking to enjoin the vote on the Merger Transaction (the “Complaint”). The allegations set forth in the Complaint are substantially similar as those set forth in the Demand Letter. Nothing in this Supplement shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the supplemental disclosures set forth herein. Liquidia Technologies specifically denies all allegations in the Demand Letter and the Complaint that any additional disclosure was or is required or material. All page references in the information below are to the pages in the Definitive Merger Proxy Statement and, unless the context otherwise requires, all capitalized terms used but not defined below have the meanings ascribed to them in the Definitive Merger Proxy Statement. This Supplement is being filed by Liquidia Technologies with the SEC to supplement certain information contained in the Definitive Merger Proxy Statement and should be read in conjunction with the Definitive Merger Proxy Statement, which should be read in its entirety. Except as otherwise set forth below, the information set forth in the Definitive Merger Proxy Statement remains unchanged. The Liquidia Technologies board of directors unanimously recommends that stockholders vote “FOR” Proposals 1-5 described above. If you have not already submitted a proxy for use at the Special Meeting since the distribution of the Definitive Merger Proxy Statement, you are urged to do so promptly. These additional definitive materials do not affect the validity of any proxy card or voting instructions that Liquidia Technologies stockholders may have previously received or delivered following the distribution of the Definitive Merger Proxy Statement. No action is required by any Liquidia Technologies stockholder who has previously delivered a proxy or voting instructions following the distribution of the Definitive Merger Proxy Statement and who does not wish to revoke or change that proxy or voting instructions.

SUPPLEMENTAL DISCLOSURES TO THE DEFINITIVE MERGER PROXY STATEMENT
1.
The disclosure in the Definitive Merger Proxy Statement in the section “Summary — Cooperation Agreements” beginning on page 25 is supplemented as follows:

By amending and restating the first full paragraph on page 26 as follows:
Additionally, each New Company Investor has agreed, among other things, during the Cooperation Period, to comply with customary standstill provisions, and to refrain from making or publicly advancing any request or submitting any proposal to amend, modify or waive any provision of the applicable Cooperation Agreement, including the standstill provisions contained therein; provided, that each New Company Investor may make private requests to our board of directors to amend, modify or waive any provision of the applicable Cooperation Agreement, which our board of directors may accept or reject in its sole and absolute discretion, so long as any such request is not publicly disclosed by the New Company Investor and is made by the New Company Investor in a manner that could not reasonably be expected to require, and that does not require, the public disclosure thereof by us, the New Company Investor or any other person.
2.
The disclosure in the Definitive Merger Proxy Statement in the section “Proposal 1 — The Merger Transaction: Opinion of Jefferies LLC: Financial Analyses” beginning on page 101 is supplemented as follows:

By amending and restating the section entitled “RareGen Discounted Cash Flow Analysis” prior to the table on page 103 as follows:
RareGen Discounted Cash Flow Analysis.   Jefferies performed a discounted cash flow analysis of RareGen, using a perpetuity growth rate approach, to calculate a range of implied present values of the unlevered free cash flows that RareGen was forecasted to generate through the full fiscal year ending December 31, 2024 utilizing our RareGen forecasts (disclosed at page 106 of this proxy statement/prospectus), both with and without synergies estimated by our management and assuming various launch dates for LIQ861 provided by our management. Terminal values of RareGen were calculated by applying to RareGen’s unlevered free cash flows for the fiscal year ending December 31, 2024 a selected range of perpetuity growth rates of (20.0%) to 0.0%, which range was selected by Jefferies in its professional judgement and experience, taking into account our RareGen forecasts and the RareGen management forecasts, and including expectations of RareGen management and our management regarding the entry of competitors and the potential effect on RareGen revenues and EBIT in fiscal years after 2024. The present values (as of March 31, 2020) of the cash flows and terminal values were then calculated using a selected discount rate range of 9.7% to 10.7%, which were based on the estimated weighted average cost of capital of RareGen derived by application of the capital asset pricing model, utilizing a beta calculated by reference to companies deemed by Jefferies to have similar characteristics to RareGen, adjusting for size and the ratio of equity to total capitalization of RareGen relative to the referenced companies, and assuming an effective tax rate of 25%.
This analysis indicated the following approximate implied equity value reference range for RareGen:
Implied RareGen Equity Value
Liquidia Technologies case (no synergies)	$26.0 – $56.0 million
Liquidia Technologies case (with synergies)	$36.0 – $66.0 million

The following chart sets forth the line items from our RareGen forecasts (disclosed at page 106 of this proxy statement/prospectus) used by Jefferies in calculating unlevered free cash flow of RareGen, both with and without giving effect to our synergy estimates:
(US$ Millions)	2020	2021	2022	2023	2024
Revenue(1)	16.2	18.4	19.6	23.1	26.4
EBIT	5.8	6.4	3.7	8.3	8.6
Less: Tax	(1.4)	(1.6)	(0.9)	(2.1)	(2.2)
Plus: Depreciation and Amortization	0.1	0.1	0.1	0.1	0.1
Less: Capex	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)
Less: Change in NWC	0.5	(0.2)	(0.1)	(0.4)	(0.3)
Unlevered Free Cash Flow (no synergies)	4.4	4.2	2.2	5.4	5.7
Incremental free cash flow from synergies (assuming October 2021 launch)		2.9	8.9	4.1	2.1
Incremental free cash from synergies (assuming November 2022 launch)			2.9	7.0	2.3

(1)
Prior to allocation of “Net Profits” under the Promotion Agreement with Sandoz, as described on page 70 of this proxy statement/prospectus.

Utilizing a (10.0%) perpetuity growth rate (which was the midpoint of the perpetuity growth rates selected by Jefferies), and a weighted average cost of capital for RareGen of 10.2% (which was the midpoint of the estimated weighted average cost of capital calculated by Jefferies), Jefferies calculated the terminal value of RareGen for purposes of this analysis to be $25.4 million.
The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including revenue growth rates, cash flow estimates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of RareGen.
By amending the section entitled “Liquidia Technologies Sum of the Parts Discounted Cash Flow Analysis” on page 103 by adding the following sentend as the last sentence of the first paragraph thereof:
In calculating the selected discount rate of 9.7% to 10.7%, Jefferies utilized a beta calculated by reference to companies deemed by Jefferies to have similar characteristics to Liquidia, adjusting for size and the ratio of equity to total capitalization of Liquidia relative to the referenced companies.
3.
The disclosure in the Definitive Merger Proxy Statement in the section “Proposal 1 — The Merger Transaction: Opinion of Jefferies LLC: Certain Additional Information” on page 104 is supplemented as follows:

By amending and restating the section entitled “— Certain Additional Information” on page 104 as follows (new language underlined and bolded):
At the request of our board of directors, Jefferies performed an illustrative discounted cash flow analysis using the RareGen management forecasts, which assumes that RareGen achieves its 2021 net sales target (as calculated pursuant to the Promotion Agreement) and 2,083,333 additional shares of HoldCo are issued to RareGen members. Utilizing the RareGen management forecasts and using a perpetuity growth rate approach, Jefferies calculated a range of implied present values of the unlevered free cash flows that RareGen management had forecasted RareGen to generate through the full fiscal year ending December 31, 2024. Terminal values of RareGen were calculated by applying to RareGen’s unlevered free cash flows for the fiscal year ending December 31, 2024 a selected range of perpetuity growth rates of (20.0%) to 0.0%, which range was selected by Jefferies in its professional judgement and experience, taking into account our RareGen forecasts and the RareGen management forecasts, and including expectations of RareGen management and our management regarding the entry of competitors and the potential effect on RareGen revenues and EBIT in fiscal years after 2024. The present values (as of March 31, 2020) of the cash flows and terminal values were then calculated using a selected discount rate range of 9.7% to 10.7%, which were based on the estimated weighted average cost of capital of RareGen derived by application of the capital asset pricing model, utilizing a beta calculated by reference to companies deemed by Jefferies to have similar characteristics to RareGen, adjusting for size and the ratio of equity to total capitalization of RareGen relative to the referenced companies, and assuming an effective tax rate of 25%. This analysis indicated an implied equity value reference range for RareGen of $56.0 million to $108.0 million. Jefferies then performed an illustrative relative value analysis by comparing the implied equity value reference range for RareGen resulting from the discounted cash flow analysis using the RareGen management forecasts with the implied equity value range of $238.2 million to $268.1 million for our company resulting from the sum-of-the-parts discounted cash flow analysis described above. Jefferies observed that the resulting implied relative equity value range using RareGen management forecasts represented 17.4% to 31.2% for RareGen, as compared to 68.8% to 82.6% for our company. The illustrative discounted cash flow analysis and illustrative relative value analysis using RareGen management forecasts was not considered part of Jefferies financial analyses for its opinion but rather were noted for informational purposes.
The following chart sets forth the line items from RareGen’s forecasts (disclosed at page 109 of this proxy statement/prospectus) used by Jefferies in calculating unlevered free cash flow of RareGen:
(US$ Millions)	2020	2021	2022	2023	2024
Revenue(1)	35.0	47.3	48.1	45.5	36.8
EBIT	16.4	15.1	15.2	17.0	12.3
Less: Tax	(4.1)	(3.8)	(3.8)	(4.2)	(3.1)
Plus: Depreciation and Amortization	0.1	0.1	0.1	0.1	0.1
Less: Capex	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)
Less: Change in NWC	(1.4)	(1.2)	(0.1)	0.3	0.9
Unlevered Free Cash Flow	10.5	9.7	10.9	12.6	9.7

(1)
Prior to allocation of “Net Profits” under the Promotion Agreement with Sandoz, as described on page 70 of this proxy statement/prospectus.

Utilizing a (10.0%) perpetuity growth rate (which was the midpoint of the perpetuity growth rates selected by Jefferies), and a weighted average cost of capital for RareGen of 10.2% (which was the midpoint of the estimated weighted average cost of capital calculated by Jefferies), Jefferies calculated the terminal value of RareGen for purposes of this illustrative analysis to be $43.1 million.
4.
The disclosure in the Definitive Merger Proxy Statement in the section “Proposal 1 — The Merger Transaction: Opinion of Jefferies LLC: Miscellaneous” on page 104 is supplemented as follows:

By amending and restating the first paragraph under “— Miscellaneous” on page 104 as follows (new language underlined and bolded; deleted language struck through):
We have agreed to pay Jefferies a fee of $2.5 million, a portion of which was payable upon delivery of Jefferies’ opinion and $1.75 million ~~the remainder~~ of which is contingent upon consummation of the Merger Transaction. We have also agreed to reimburse Jefferies for expenses, including fees and expenses of counsel, incurred in connection with Jefferies’ engagement, and to indemnify Jefferies and related parties against liabilities arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement.
5.
The disclosure in the Definitive Merger Proxy Statement in the section “Proposal 1 — The Merger Transaction: Certain Liquidia and RareGen Forward-Looking Financial Information” beginning on page 105 is supplemented as follows:

By amending and restating the second paragraph on page 107 to read as follows (new language underlined and bolded):
EBIT was calculated as net revenue less cost of goods sold, research and development expenses, general and administrative expenses, and sales and marketing expenses. In addition, we provided Jefferies for use in its financial analysis certain projected information for our company prepared by our management, which Jefferies used to calculate our estimated unlevered free cash flows for the years fiscal 2020 through 2037 under the two launch scenarios described above: (i) an FDA approval and launch of LIQ861 in the fourth quarter of 2021, and (ii) an FDA approval and launch of LIQ861 in the fourth quarter of 2022. Jefferies calculated our company’s estimated unlevered free cash flows under each scenario by subtracting capital expenditures and changes in net working capital from net operating income (after tax), and adding back amortization and depreciation expense. All of the data that Jefferies used to calculate the unlevered free cash flows for our company were provided by our management and approved by our company for use by Jefferies.
6.
The disclosure in the Definitive Merger Proxy Statement in the section “Proposal 1 — The Merger Transaction: Certain Liquidia and RareGen Forward-Looking Financial Information” beginning on page 105 is supplemented as follows:

By adding a new paragraph to the end of the “— Liquidia Technologies Forward-Looking Information” section on page 107 as follows:
The following chart sets forth the line items from our company forecasts (disclosed at page 106 of this proxy statement prospectus) used by Jefferies in calculating unlevered free cash flow of Liquidia, assuming an October 2021 launch of LIQ861, a November 2022 launch of LIQ861 and a failure to launch:
October 2021 launch
(US$ Millions)	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037
Revenue	—	1.3	37.0	97.2	163.4	228.8	282.7	318.2	339.8	357.2	375.2	360.8	317.2	271.6	224.1	174.7	123.1	69.4
Cost of Goods	8.7	15.8	20.4	20.9	21.5	22.1	23.6	26.2	27.9	29.4	31.0	30.5	28.1	28.0	28.9	29.8	30.6	31.6
Total Expenses	36.6	66.0	88.1	95.6	87.6	96.7	101.8	102.0	100.5	103.3	106.1	94.2	85.3	79.0	74.7	71.9	70.2	69.4
EBIT	(45.4)	(80.5)	(71.5)	(19.3)	54.3	109.9	157.3	190.0	211.4	224.5	238.1	236.1	203.7	164.6	120.6	73.0	22.2	(31.6)
Less: Tax	—	—	—	—	(13.6)	(27.5)	(39.3)	(47.5)	(52.8)	(56.1)	(59.5)	(59.0)	(50.9)	(41.1)	(30.1)	(18.3)	(5.6)	—
Plus: Depreciation and Amortization	0.3	0.2	0.2	0.3	0.3	0.4	0.5	0.6	0.6	0.6	0.7	0.6	0.6	0.5	0.4	0.3	0.3	0.3
Less: Capex	(2.1)	(1.7)	(1.3)	(2.0)	(2.0)	(2.7)	(3.3)	(3.7)	(4.0)	(4.2)	(4.4)	(4.2)	(3.7)	(3.2)	(2.6)	(2.1)	(2.0)	(2.0)
Less: Change in NWC	—	(0.1)	(3.6)	(6.0)	(6.6)	(6.5)	(5.4)	(3.6)	(2.2)	(1.7)	(1.8)	1.4	4.4	4.6	4.7	4.9	5.2	5.4
Unlevered Free Cash Flow	(47.1)	(82.1)	(76.1)	(27.0)	32.4	73.6	109.7	135.8	153.0	163.1	173.0	174.9	154.0	125.3	92.9	58.0	20.1	(27.9)
November 2022 launch
(US$ Millions)	2020	2021	2022	2023	2024	2025	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037
Revenue	—	—	1.3	25.1	66.1	111.0	155.1	191.6	215.6	230.3	242.1	254.3	244.5	214.9	184.1	151.9	118.4	83.4
Cost of Goods	8.5	13.2	8.8	7.5	10.1	13.0	16.0	18.5	20.3	21.6	22.7	23.9	23.6	22.1	20.4	18.6	16.7	14.7
Total Expenses	31.5	32.8	47.3	65.4	60.1	66.1	71.2	71.4	71.9	74.2	76.3	70.6	66.2	62.1	59.4	57.9	57.2	57.6
EBIT	(40.0)	(46.1)	(54.8)	(47.8)	(4.2)	31.8	67.9	101.7	123.4	134.4	143.1	159.8	154.8	130.8	104.2	75.4	44.4	11.1
Less: Tax	—	—	—	—	—	(8.0)	(17.0)	(25.4)	(30.9)	(33.6)	(35.8)	(40.0)	(38.7)	(32.7)	(26.1)	(18.8)	(11.1)	(2.8)
Plus: Depreciation and Amortization	0.3	0.3	0.2	0.3	0.3	0.3	0.3	0.3	0.4	0.4	0.4	0.4	0.4	0.4	0.3	0.3	0.3	0.3
Less: Capex	(1.9)	(1.8)	(1.2)	(2.0)	(2.0)	(2.0)	(2.0)	(2.3)	(2.5)	(2.7)	(2.8)	(3.0)	(2.9)	(2.5)	(2.2)	(2.0)	(2.0)	(2.0)
Less: Change in NWC	—	—	(0.1)	(2.4)	(4.1)	(4.5)	(4.4)	(3.6)	(2.4)	(1.5)	(1.2)	(1.2)	1.0	3.0	3.1	3.2	3.4	3.5
Unlevered Free Cash Flow	(41.6)	(47.6)	(56.0)	(51.9)	(10.0)	17.7	44.8	70.7	88.0	97.1	103.7	116.1	114.6	98.9	79.4	58.1	35.0	10.1

Failure to launch
(US$ Millions)	2020	2021	2022
Revenue	—	—	—
Total Expenses	45.4	72.1	57.2
EBIT	(45.4)	(72.1)	(57.2)
Less: Tax	—	—	—
Plus: Depreciation and Amortization	0.3	0.2	0.2
Less: Capex	—	—	—
Less: Change in NWC	—	—	—
Unlevered Free Cash Flow	(45.1)	(71.9)	(57.0)

7.
The disclosure in the Definitive Merger Proxy Statement in the section “Proposal 1 — The Merger Transaction: Certain Liquidia and RareGen Forward-Looking Financial Information” beginning on page 105 is supplemented as follows:

By amending and restating the footnotes to the tables on page 108 to read as follows (new language underlined and bolded):
The following table presents a summary of the 2020 -2024 forecasts for RareGen prepared by RareGen management:
2020 — 2024 RareGen Management Forecasts
($ in millions)
	Fiscal Year Ending December 31,
	2020	2021	2022	2023	2024
RareGen/Sandoz Net Sales(1)	$35.0	$47.3	$48.1	$45.5	$36.8
Adjusted Net Sales(2)	26.2	23.6	24.1	22.8	18.4
EBIT(3)	16.4	15.1	15.2	17.0	12.3
Net Operating Profit (after tax)(4)	$12.3	$11.3	$11.4	$12.7	$9.2

(1)
Prior to allocation of “Net Profits” under the Promotion Agreement with Sandoz (as described on page 70 of this proxy statement/prospectus).

(2)
Reflects the portion of “Net Profits” allocated to RareGen under the Promotion Agreement with Sandoz.

(3)
Reflects Adjusted Net Sales less cost of goods sold and specialty pharmacy expenses to determine the gross margin. The gross margin is reduced by the profit split applied according to the Promotion Agreement with Sandoz and by RareGen’s research and development expenses, general and administrative expenses, and sales and marketing expenses to equal EBIT.

(4)
Reflects the net income after deduction of operating expenses incurred by RareGen that were not previously included in the calculation of “Net Profit” under the Promotion Agreement with Sandoz.

Using the RareGen forecasts, our management prepared forecasts for RareGen on a stand-alone, pre-transaction basis for the fiscal years 2020 through 2024. Our RareGen forecasts assumed a smaller branded market size and lower generic penetration than the RareGen management forecasts, and assumed discounting to branded products to occur earlier than the RareGen management forecasts. Our RareGen forecasts are included in this proxy statement/prospectus because we and RareGen provided the 2020-2024 forecasts for RareGen to our board of directors in connection with its consideration of the Merger Transaction and to Jefferies for use in its financial analysis.
The following tables present a summary of our RareGen forecasts:

2020  —  2024 Forecasts
($ in millions)
	Fiscal Year Ending December 31,
	2020	2021	2022	2023	2024
RareGen/Sandoz Net Sales(1)	$16.2	$18.4	$19.6	$23.1	$26.4
Adjusted Net Sales(2)	13.0	13.2	9.8	11.5	13.2
EBIT(3)	5.8	6.4	3.7	8.3	8.6
Net Operating Profit (after tax)(4)	$4.3	$4.8	$2.8	$6.2	$6.5

(1)
Prior to allocation of “Net Profits” under the Promotion Agreement with Sandoz.

(2)
Reflects the portion of “Net Profits” allocated to RareGen under the Promotion Agreement with Sandoz.

(3)
Reflects Adjusted Net Sales less cost of goods sold and specialty pharmacy expenses to determine the gross margin. The gross margin is reduced by the profit split applied according to the Promotion Agreement with Sandoz and by RareGen’s research and development expenses, general and administrative expenses, and sales and marketing expenses to equal EBIT.

(4)
Reflects the net income after deduction of operating expenses incurred by RareGen that were not previously included in the calculation of “Net Profit” under the Promotion Agreement with Sandoz.

— END OF SUPPLEMENTAL DISCLOSURES TO DEFINITIVE PROXY STATEMENT —

Important Information About the Merger Transaction and Where to Find It
In connection with the proposed Merger Transaction, the Company and Liquidia Corporation have filed documents with the SEC, including the filing by Liquidia Corporation of a registration statement on Form S-4, which was declared effective on September 16, 2020 (the “Registration Statement”), the filing by Liquidia Corporation of a final prospectus on September 17, 2020 (the “Final Prospectus”) and the filing by Liquidia Technologies of the Definitive Merger Proxy Statement on September 17, 2020 and mailing of the Definitive Merger Proxy Statement to its stockholders commencing Septemebr 18, 2020. Investors and security holders of Liquidia Technologies and RareGen are urged to read the Registration Statement, the Final Prospectus, the Definitive Merger Proxy Statement, this Supplement and any other relevant documents, as well as any amendments or additional supplements to these documents, carefully and in their entirety because they contain important information. Investors and security holders may obtain free copies of the Registration Statement, the Final Prospectus, the Definitive Merger Proxy Statement, this Supplement and other documents filed with the SEC by Liquidia Technologies and Liquidia Corporation through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of Liquidia Technologies at the following:
Liquidia Technologies, Inc.
Jason Adair
www.liquidia.com
Investor Relations
(919) 328-4350
Jason.adair@liquidia.com
How to Attend the Meeting
The Special Meeting will be a completely virtual meeting of Liquidia Technologies stockholders to be held on October 21, 2020 at 4:30 p.m., Eastern Time, which will be conducted exclusively by webcast. You are entitled to participate in the Special Meeting only if you were a stockholder of Liquidia Technologies as of the close of business on September 14, 2020, the record date for the Special Meeting, or if you hold a valid proxy for the Special Meeting. No physical meeting will be held. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.meetingcenter.io/287587626. You also will be able to vote your shares online by attending the Special Meeting by webcast. To participate in the Special Meeting, you will need to review the information included on your proxy card or on the instructions that accompanied your proxy materials. The password for the meeting is LQDA2020. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance using the instructions in the Definitive Merger Proxy Statement. The online meeting will begin promptly at 4:30 p.m., Eastern Time. We encourage you to access the Special Meeting 15 minutes prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in the Definitive Merger Proxy Statement.
Participants in the Solicitation
Liquidia Technologies, RareGen and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger Transaction and related matters. Information regarding Liquidia Technologies’ directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Liquidia Technologies’ Form 10-K for the year ended December 31, 2019 and its proxy statement filed on April 28, 2020, which are filed with the SEC. Additional information is available in the Registration Statement, the Final Prospectus, the Definitive Merger Proxy Statement and this Supplement.
No Offer or Solicitation
This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Cautionary Note on Forward-Looking Statements
This communication contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the potential timing or consummation of the proposed Merger Transaction or the anticipated benefits thereof, including, without limitation, future financial and operating results. Liquidia Technologies and RareGen caution readers that these and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements. Important risk factors that may cause such a difference include, but are not limited to risks and uncertainties related to (i) the ability to obtain Liquidia Technologies stockholder and regulatory approvals, or the possibility that they may delay the Merger Transaction or that such regulatory approval may result in the imposition of conditions that could cause the parties to abandon the Merger Transaction; (ii) the risk that a condition to closing of the Merger Transaction may not be satisfied; (iii) the ability of Liquidia Technologies and RareGen to integrate their businesses successfully and to achieve anticipated cost savings and other synergies; (iv) the possibility that other anticipated benefits of the proposed Merger Transaction will not be realized, including without limitation, anticipated revenues, expenses, earnings and other financial results, and growth and expansion of the new combined company’s operations, and the anticipated tax treatment; (v) potential litigation relating to the proposed Merger Transaction that could be instituted against Liquidia Technologies, RareGen or their respective officers or directors; (vi) possible disruptions from the proposed Merger Transaction that could harm Liquidia Technologies’ or RareGen’s business, including current plans and operations; (vii) the ability of Liquidia Technologies or RareGen to retain, attract and hire key personnel; (viii) potential adverse reactions or changes to relationships with employees, customers, suppliers, licensees, collaborators, business partners or other parties resulting from the announcement or completion of the Merger Transaction; (ix) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger Transaction that could affect Liquidia Technologies’ and/or RareGen’s financial performance; (x) certain restrictions during the pendency of the Merger Transaction that may impact Liquidia Technologies’ or RareGen’s ability to pursue certain business opportunities or strategic transactions; (xi) continued availability of capital and financing and rating agency actions; (xii) legislative, regulatory and economic developments; and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, global pandemics such as coronavirus, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed Merger Transaction, are more fully discussed in the Final Prospectus, the Definitive Merger Proxy Statement and this Supplement. While the list of factors presented here is, and the list of factors presented in the Final Prospectus, the Definitive Merger Proxy Statement and this Supplement are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Further lists and descriptions of risks and uncertainties can be found in Liquidia Technologies’ Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and Liquidia Technologies’ subsequent reports on Form 10-Q, Form 10-K and Form 8-K, the contents of which are not incorporated by reference into, nor do they form part of, thi announcement. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Liquidia Technologies’ or RareGen’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Liquidia Technologies nor RareGen assumes any obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.